UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2016

THE BLACKSTONE GROUP L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33551	20-8875684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue New York, New York	10154
(Address of principal executive offices)	(Zip Code)

(212) 583-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2016, Blackstone Holdings Finance Co. L.L.C., as borrower (the “Borrower”), and Blackstone Holdings I L.P., Blackstone Holdings II L.P., Blackstone Holdings AI L.P., Blackstone Holdings III L.P. and Blackstone Holdings IV L.P., as guarantors (collectively, the “Guarantors”), entered into an amended and restated $1.50 billion revolving credit facility (the “New Credit Facility”) with Citibank, N.A., as administrative agent, and the lenders party thereto. The New Credit Facility amends and restates the existing revolving credit facility entered into on March 23, 2010, as amended on each of April 8, 2011 and July 13, 2012 and as amended and restated on May 29, 2014. Blackstone Holdings Finance Co. L.L.C. and the Guarantors are indirect subsidiaries of The Blackstone Group L.P.

The New Credit Facility, among other things, (1) extends the maturity date of the revolving credit facility from May 29, 2019 to August 31, 2021, (2) favorably updates the corporate ratings-based pricing grid used to determine the commitment fee and interest rate margin, (3) increases the swingline loan sub-limit from $25.00 million to $100.00 million, (4) increases the accordion feature from $1.60 billion to $2.00 billion, and (5) includes the realized “business development company” and “real estate investment trust” incentive carry in the definition of “Combined EBITDA”.

The New Credit Facility contains customary representations, covenants and events of default applicable to the Borrower, the Guarantors and certain of their subsidiaries, which are substantially similar to those under the existing revolving credit facility. Financial covenants consist of a maximum net leverage ratio and a requirement to keep a minimum amount of fee generating assets under management, each tested quarterly. The New Credit Facility is unsecured.

The preceding is a summary of the terms of the New Credit Facility and is qualified in its entirety by reference to the Amended and Restated Credit Agreement dated as of March 23, 2010, as amended and restated as of May 29, 2014, and as further amended and restated as of August 31, 2016, among the Borrower, the Guarantors, Citibank, N.A., as administrative agent and the lenders party thereto, attached as Exhibit 10.1 to this report, which is incorporated herein by reference as though it was fully set forth herein.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8–K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement dated as of March 23, 2010, as amended and restated as of May 29, 2014, and as further amended and restated as of August 31, 2016, among Blackstone Holdings Finance Co. L.L.C., as borrower, Blackstone Holdings I L.P., Blackstone Holdings II L.P., Blackstone Holdings AI L.P., Blackstone Holdings III L.P. and Blackstone Holdings IV L.P., as guarantors, Citibank, N.A., as administrative agent and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Blackstone Group L.P.
	By:	Blackstone Group Management L.L.C., its general partner

Date: September 6, 2016	By:	/s/ John G. Finley
	Name:	John G. Finley
	Title:	Chief Legal Officer